Exhibit 1.01

Conflict Minerals Report

Section I - Introduction of Applicability

Pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, this report has been prepared for the reporting period January 1, 2015 to December 31, 2015 (Reporting Period).

Halliburton Company (“the Company”, “Halliburton”, “We” or “Our”) is a leading provider of services and products to the oil and natural gas industry. Halliburton has significant manufacturing operations in various locations, including the United States, Canada, China, Malaysia, Singapore, and the United Kingdom.

Halliburton comprises thirteen product service lines (PSLs). The PSLs operate in two divisions: Drilling and Evaluation, and Completion and Production. Our Consulting and Project Management PSL works across both divisions and is the spearhead of our integrated-services strategy. Its financial results are included in the Drilling and Evaluation Division. PSLs are primarily responsible and accountable for strategy, technology development, process development, people development, and capital allocation.

Drilling and Evaluation Division

•	Baroid

•	Sperry Drilling

•	Drill Bits & Services

•	Testing & Subsea

•	Landmark

•	Wireline & Perforating

Completion and Production Division

•	Artificial Lift

•	Multi-Chem

•	Cementing

•	Production Enhancement

•	Completion Tools

•	Production Solutions

•	Pipeline and Process Services

Supporting Both Divisions

•	Consulting & Project Management

During the Reporting Period, the products that were manufactured, or were contracted to be manufactured, contain one or more of the following minerals: tantalum, tin, tungsten, and gold (3TG).

Listed below are examples of where 3TG may be present in Halliburton products:

Metal	Industry Applications	Applications in Halliburton
Tantalum Refined from Columbite-tantalite (coltan)	Capacitors, resistors	Tantalum Capacitors, Alloys
Tin Refined from Cassiterite	Chemical solutions, capacitors, electrodes, Tin alloys, dioxide, electroplating	Integrated Circuits, Pins, Resistors, Capacitors, PCBs, and Soldering
Tungsten Refined from Wolframite	Tungsten Carbide, Alloy, light bulb, heating elements, and Tungsten Inert Gas Welding	Electrodes, Tungsten carbide (Drill bits), Welding
Gold	Electrical wiring, connectors, contact, and gold plating	Contacts, Pins, Connectors, Cable Harness, Wire Harness, gold plating

This Conflict Minerals Report was subject to an independent private sector audit per Item 1.01 of Form SD, paragraph (c)(1)(ii).

Section II - Reasonable Country of Origin Inquiry (RCOI)

Halliburton has conducted RCOI among our suppliers on the source and chain of custody of certain minerals necessary to the functionality or production of a product manufactured or contracted to be manufactured by the Company (the Products) during the Reporting Period to determine whether they originated from the Democratic Republic of the Congo (DRC) or an adjoining country.

The RCOI for the Reporting Period was designed in accordance with the Organization for Economic Cooperation and Development (OECD) Due Diligence Framework for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the OECD Framework). The suppliers could either respond to our RCOI online via SAP eSourcing portal or return the completed Conflict Minerals Reporting Template (CMRT), a survey tool commonly utilized to identify smelters or refiners (SORs). We required our direct suppliers to submit CMRT version 4.0 or newer.

Section III - Halliburton Design of Conflict Minerals Program1

We are a downstream purchaser of products that include conflict minerals. Our program was designed in accordance with the 5-Step OECD Framework as follows:

OECD Step 1: Establish strong company management systems

•
Developed and published the Conflict-Free Sourcing Procurement Policy on the external website of Halliburton at http://www.halliburton.com/en-US/about-us/supplier-relations/conflict-minerals-policy.page?node-id=hgeyxt74. This policy is applicable to our global operations including our Supply Chain;

•
Assembled a cross-functional internal team among Procurement, Material Management, Finance, Information Technology, and the Legal departments led by our Procurement, Materials & Logistics (PM&L) Performance Management Group;

•
Established a system of controls and transparency by developing a due diligence process using the CMRT. We utilized the SAP e-Sourcing portal to distribute and collect RCOI information from our direct suppliers. This portal gives Halliburton better reporting and data validation capabilities, with real time supplier information from our Enterprise Resource Planning (ERP) system, and allows our suppliers to access our request via an already familiar tool, increasing the participation rate;

•	Stored relevant records in an electronic database on a SharePoint site and in our in-house SAP e-Sourcing portal;

•	Educated 3TG suppliers through Halliburton’s RCOI and due diligence process to take reasonable steps and make good faith efforts to conduct due diligence on the materials supplied to Halliburton; and

•	Offered the Conflict-Free Sourcing Initiative (CFSI) eLearning Academy “Conflict Minerals” course for direct suppliers and selected Halliburton employees.

OECD Step 2: Identify and assess risks in the supply chain

•	Identified direct suppliers that supply products to Halliburton which may contain 3TG. The suppliers were selected in good faith based on the following criteria:

◦	Products supplied to Halliburton plants within the Reporting Period;

◦	Harmonized Tariff Codes and Material Groups of supplied products that may contain metal;

◦	Product sales from Halliburton procurement plants to third party customers; and

◦	Halliburton newly acquired manufacturers with the reporting obligations pursuant to Rule 13p-1 under the Securities Exchange Act of 1934;

•	Conducted a survey using the CMRT and SAP e-Sourcing portal. A phone number and email address were available for suppliers and internal stakeholders to correspond;

•
For distributors, provided a product list so distributors could work with second-tier suppliers and asked distributors for a product-level CMRT. If necessary, directly interacted with second-tier suppliers requesting their responses;

•	Implemented deadlines for suppliers’ CMRT submissions;

•	Followed up with non-responsive suppliers requesting their responses. Requested from suppliers the correct/most current point of contact to update our master contact list;

•	Reviewed suppliers’ CMRTs and their reported SORs list, identified any inconsistencies, and required suppliers to take corrective actions and update their submission as needed; and
Compared the SORs identified by the supply chain with the CFSI Conflict-Free Smelter Program
(CFSP) or an equivalent third-party audit program such as the London Bullion Market Association (LBMA) and Responsible Jewelry Council (RJC) to validate suppliers’ submission.
1 Section III has been audited by an Independent Private Sector Auditor (IPSA). The audit report is set forth as Annex III.

OECD Step 3: Design and implement strategy to respond to identified risks

•
Amended our Standard Master Purchase Agreement and Standard Purchase Order Terms & Conditions template to include conflict-free sourcing and disclosure requirements. Communicated these updates to internal stakeholders;

•	Adopted a risk management plan to review due diligence of suppliers and SORs;

•	Monitored and tracked direct suppliers and selected SORs that were identified as not meeting our requirements;

•
Performed risk mitigation efforts by following up with direct suppliers for validation and additional information. We also encouraged smelters with CFSP “Outreach Required” status to participate in an independent third-party audit program;

•	Monitored internal mailbox daily to respond to inquiries in timely manner;

•	Provided findings and progress reports at least bi-weekly to senior management, including the senior director of PM&L Performance Management and the senior manager of Business Controls;

•	Attended various webinars and the CFSI Annual Conference 2015 to understand new developments and best practices; and

•	Obtained an Independent Private Sector Audit (IPSA) by Crowe Horwath attached to this Report.

OECD Step 4: Carry out independent third-party audit of smelter/refiner's due diligence process

•
Supported CFSI efforts with our membership (Halliburton member code is HALL). Halliburton also reviewed meeting minutes and discussion from the CFSI Smelter Engagement Team (SET), which contacts smelters to encourage participation and reports potential smelters not in the CFSP database; and

•
Participated in periodic Oil & Gas Services Working Group for Conflict Minerals meetings and/or conference calls to discuss best practices as an industry group. Six companies, including Halliburton, have sent joint letters via email to notify non-compliant smelters stating the expectations of compliance industry wide.

OECD Step 5: Report on supply chain due diligence

•	Report annually on supply chain due diligence by filing with the SEC a Form SD and Conflict Minerals Report; and

•	Report annually on our company website at
http://ir.halliburton.com/phoenix.zhtml?c=67605&p=irol-sec.

Section IV - Due Diligence Measures2

In accordance with the OECD Framework, Halliburton has exercised the following due diligence measures on the source and chain of custody of 3TG contained in our products which may have originated from the Democratic Republic of the Congo (DRC) or an adjoining country and may not have come from recycled or scrap sources:

•
Developed and published the Conflict-Free Sourcing Procurement Policy on the external website of Halliburton at http://www.halliburton.com/en-US/about-us/supplier-relations/conflict-minerals-policy.page?node-id=hgeyxt74. We informed direct suppliers via our RCOI email;

•
Conducted a conflict minerals survey by reaching to direct suppliers via email and our SAP eSourcing portal. We informed the suppliers that, upon their request, an available Year-To-Date product list purchased by Halliburton can be provided via email. We requested our direct suppliers to provide an updated CMRT if additional information becomes available;

•
Educated 3TG suppliers through Halliburton’s RCOI by providing suppliers with various conflict minerals resources (3TG definition, CFSI website, link to download the most current CMRT, SEC website, how to walk through our SAP eSourcing portal);

•
Offered the CFSI eLearning Academy “Conflict Minerals” course for direct suppliers and selected Halliburton employees. Halliburton sent step-by-step instructions to walk our suppliers and employees through the course information and access. Through Halliburton internal Learning Management System (HalU), we created a course to add completion credit for employees’ training record;

•
Sent multiple reminders to non-responsive suppliers requesting their responses via phone calls and emails. Involved category managers and procurement employees to leverage suppliers’ relationship to reach out to non-responsive suppliers;

•	Reviewed responses from suppliers and requested corrective actions and update if the suppliers provided incomplete or potentially inaccurate information;

•	Compared the SORs identified by the supply chain with the CFSP or an equivalent third-party audit program, such as the London Bullion Market Association (LBMA) and Responsible Jewelry Council (RJC);

•	Forwarded the name of the SOR to the CFSI staff if we could not confirm a SOR so they could perform additional diligence;

•
Attended the CFSI Annual Conference 2015 to understand new developments and best practices. Halliburton also financially supported this initiative through membership to CFSI, along with over 300 other member companies and associations from seven different industries, contributing to a range of tools and resources, including the CFSP;

•
Sent 37 outreach emails to date to operational SORs with CFSP “Outreach Required” status identified from CFSI SET team to encourage their participation in an independent third-party audit program. We periodically compared their status with the CFSP database and continue to contact each smelter up to three times if their status has not changed. To date, we have sent follow-up emails with 30 SORs twice and 15 SORs three times; and

•
Participated in periodic Oil & Gas Services Working Group for Conflict Minerals meetings and/or conference calls to understand new developments and best practices as an industry group. Six companies, including Halliburton, have sent joint letters to notify eight non-compliant SORs identified by the group stating the expectations of compliance industry wide.

2 Section IV has been audited by an Independent Private Sector Auditor (IPSA). The audit report is set forth as Annex III.

Section V - Results of Due Diligence Measures

A substantial percentage of selected suppliers confirmed that their supply to Halliburton did not contain conflict minerals originating from the DRC or an adjoining country. Halliburton did, however, receive some incomplete responses from those surveyed. Some suppliers were unable to determine if they had provided conflict minerals originating from the DRC or an adjoining country, and other suppliers did not respond. Additionally, we determined that certain SORs identified by our suppliers’ responses purchase 3TG from the DRC or an adjoining country. While these SORs have been verified compliant with the CFSP, the information provided by these SORs was not at a product-level specific to the materials and components we use. As such, Halliburton does not have sufficient information to determine all SORs in our supply chain, as well as the country of origin of the 3TG or other conflict minerals.

Based on the information provided by Halliburton’s suppliers and our own due diligence efforts through May 3, 2016 with 281 operational SORs (see Annex I), we have identified as below:

•	208 SORs (74.02%) have received compliant status; meaning audited and found compliant with the relevant CFSP protocol;

◦
9 SORs identified to source 3TG from the DRC or adjoining countries. However to the best of our knowledge, none of these SORs are known to source minerals that benefit armed group in the DRC and adjoining countries.

•	34 SORs (12.10%) have received active status, meaning engaged in the program but not yet certified compliant; and

•	the remaining 39 SORs (13.88%) have not yet received compliant or active status. These will be noted as “Others” in Annex I.

For the 281 SORs mentioned above, we used the CFSI RCOI report available to CFSI members to identify the countries of origin. The countries of origin for the Products purchased by the identified SORs are listed in Annex II.

Number of Each Mineral by CFSP Audit Status

Geographic Location of the 281 Operational SORs Providing 3TG

Geographic Location per Region of the 281 Operational SORs Providing 3TG

Section VI - Risk Mitigation for Future Due Diligence

Halliburton will continually work towards a conflict-free supply chain. There are many stakeholders that are dependent directly or indirectly on legal mining operations in the DRC or an adjoining country which are not benefiting armed groups in that region. Halliburton promotes verifiable conflict-free sourcing from the DRC or an adjoining country.

Halliburton will take the following measures to enhance its due diligence on the source and chain of custody of conflict minerals and to mitigate the risk that its necessary conflict minerals benefit armed groups in the DRC or an adjoining country:

•	Encourage suppliers to evaluate the business relationship with the SORs that refuse to proceed with an independent third-party audit program;

•	Explore options on how to improve identification and reporting by 3TG product-level identification in our SAP system;

•	Continue providing assistance and education for conflict minerals programs for direct suppliers so that the compliance requirements can escalate down to more tiers of our supply chain;

•	Continue encouraging eligible SORs’ identification from the direct suppliers; and

•	Continue directly contacting identified non-compliant SORs in our supply chain to participate in an independent third-party audit program.

Reference: The OECD Framework can be found at http://www.oecd.org/daf/inv/mne/GuidanceEdition2.pdf.

Section VII - Inherent Limitations on Due Diligence Measures

As a downstream purchaser of conflict minerals, Halliburton’s due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals. Our due diligence processes are based on the necessity of seeking data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary conflict minerals. Such sources of information may yield inaccurate or incomplete information and may be subject to fraud. Halliburton has undertaken measures to verify responses and minimize these limitations.

Halliburton’s supply chains are diverse between product service lines. Our products are many tiers removed from the SORs. To determine whether any 3TG were sourced from the DRC or an adjoining country, we relied on our direct suppliers responding with accurate SOR identification information. Many suppliers provided responses with SOR information based on a company or divisional level, rather than a product-level specific to the materials and components we use. As such, Halliburton was unable to identify all SORs in the supply chain for the Products we sold in the Reporting Period.

ANNEX I - Smelters or Refiners (SORs)

The information in this Annex is an aggregation of data provided by the Halliburton’s suppliers and not a confirmation of conflict minerals contained in our products.

Metal	Smelter or Refiner Name	Smelter Location	Smelter Audit Status≡
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Compliant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Active
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Compliant
Gold	Argor-Heraeus SA*	SWITZERLAND	Compliant
Gold	Asahi Pretec Corporation	JAPAN	Compliant
Gold	Asaka Riken Co., Ltd.	JAPAN	Compliant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Others
Gold	Aurubis AG	GERMANY	Compliant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Compliant
Gold	Boliden AB	SWEDEN	Compliant
Gold	Caridad	MEXICO	Others
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Compliant
Gold	Cendres + Métaux SA	SWITZERLAND	Active
Gold	Chimet S.p.A.	ITALY	Compliant
Gold	Chugai Mining	JAPAN	Others
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Active
Gold	Do Sung Corporation	KOREA, REPUBLIC OF	Active
Gold	Dowa	JAPAN	Compliant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Compliant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Compliant
Gold	Heimerle + Meule GmbH	GERMANY	Compliant
Gold	Heraeus Ltd. Hong Kong	CHINA	Compliant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Compliant
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	Others
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	Compliant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Compliant
Gold	Istanbul Gold Refinery	TURKEY	Compliant
Gold	Japan Mint	JAPAN	Compliant
Gold	Jiangxi Copper Company Limited	CHINA	Compliant
Gold	Asahi Refining USA Inc.	UNITED STATES	Compliant
Gold	Asahi Refining Canada Limited	CANADA	Compliant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Compliant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Compliant
Gold	Kazzinc	KAZAKHSTAN	Compliant
Gold	Kennecott Utah Copper LLC	UNITED STATES	Compliant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Compliant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Others
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Compliant

Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Compliant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Compliant
Gold	Metalor Technologies SA	SWITZERLAND	Compliant
Gold	Metalor USA Refining Corporation	UNITED STATES	Compliant
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	Compliant
Gold	Mitsubishi Materials Corporation	JAPAN	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Compliant
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Compliant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	Compliant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Active
Gold	Nihon Material Co., Ltd.	JAPAN	Compliant
Gold	Elemetal Refining, LLC	UNITED STATES	Compliant
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION	Compliant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Compliant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Compliant
Gold	PX Précinox SA	SWITZERLAND	Compliant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Compliant
Gold	Royal Canadian Mint	CANADA	Compliant
Gold	Sabin Metal Corp.	UNITED STATES	Others
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	Others
Gold	Schone Edelmetaal B.V.	NETHERLANDS	Compliant
Gold	SEMPSA Joyería Platería SA	SPAIN	Compliant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Compliant
Gold	So Accurate Group, Inc.	UNITED STATES	Others
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Compliant
Gold	Solar Applied Materials Technology Corp.	TAIWAN	Compliant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Compliant
Gold	The Great Wall Gold and Silver Refinery of China	CHINA	Others
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Compliant
Gold	Torecom	KOREA, REPUBLIC OF	Active
Gold	Umicore Brasil Ltda.	BRAZIL	Compliant
Gold	Umicore SA Business Unit Precious Metals Refining*	BELGIUM	Compliant
Gold	United Precious Metal Refining, Inc.	UNITED STATES	Compliant
Gold	Valcambi SA	SWITZERLAND	Compliant
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	Compliant
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	Compliant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Compliant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Compliant
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	Compliant
Gold	Materion	UNITED STATES	Compliant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Compliant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Compliant
Gold	PAMP SA	SWITZERLAND	Compliant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Others
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Others
Gold	Advanced Chemical Company	UNITED STATES	Active
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Others
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Compliant

Gold	Guangdong Jinding Gold Limited	CHINA	Others
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Compliant
Gold	Umicore Precious Metals Thailand	THAILAND	Compliant
Gold	Lingbao Gold Company Limited	CHINA	Others
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Others
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Compliant
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Others
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Active
Gold	DODUCO GmbH	GERMANY	Compliant
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	Others
Gold	Geib Refining Corporation	UNITED STATES	Active
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Others
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Others
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Active
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Others
Gold	Singway Technology Co., Ltd.	TAIWAN	Compliant
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Others
Gold	Republic Metals Corporation	UNITED STATES	Compliant
Gold	Faggi Enrico S.p.A.	ITALY	Active
Gold	WIELAND Edelmetalle GmbH	GERMANY	Active
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Others
Gold	Morris and Watson	NEW ZEALAND	Others
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Active
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Compliant
Gold	KGHM Polska Miedž Spółka Akcyjna	POLAND	Active
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Compliant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Compliant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Others
Gold	T.C.A S.p.A	ITALY	Compliant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Compliant
Gold	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF	Active
Gold	Remondis Argentia B.V.	NETHERLANDS	Others
Gold	AURA-II	UNITED STATES	Others
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Compliant
Tantalum	Duoluoshan	CHINA	Compliant
Tantalum	Exotech Inc.	UNITED STATES	Compliant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Compliant
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	Compliant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Compliant
Tantalum	Mitsui Mining & Smelting	JAPAN	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Compliant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Compliant
Tantalum	Taki Chemicals	JAPAN	Compliant
Tantalum	Telex Metals	UNITED STATES	Compliant
Tantalum	Ulba Metallurgical Plant JSC*	KAZAKHSTAN	Compliant
Tantalum	Zhuzhou Cemented Carbide	CHINA	Compliant
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Compliant
Tantalum	Plansee SE Liezen	AUSTRIA	Compliant
Tantalum	KEMET Blue Powder*	UNITED STATES	Compliant
Tantalum	Global Advanced Metals Boyertown*	UNITED STATES	Compliant

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Compliant
Tantalum	Global Advanced Metals Aizu	JAPAN	Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Compliant
Tantalum	H.C. Starck GmbH Goslar	GERMANY	Compliant
Tantalum	H.C. Starck Inc.	UNITED STATES	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tantalum	LSM Brasil S.A.	BRAZIL	Compliant
Tantalum	Molycorp Silmet A.S.	ESTONIA	Compliant
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Compliant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	Compliant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Compliant
Tantalum	D Block Metals, LLC	UNITED STATES	Compliant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Compliant
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	Compliant
Tantalum	H.C. Starck Ltd.	JAPAN	Compliant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Compliant
Tantalum	KEMET Blue Metals	MEXICO	Compliant
Tantalum	Plansee SE Reutte	AUSTRIA	Compliant
Tantalum	QuantumClean	UNITED STATES	Compliant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tantalum	Tranzact, Inc.	UNITED STATES	Compliant
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Others
Tin	Alpha	UNITED STATES	Compliant
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	Compliant
Tin	CV Serumpun Sebalai	INDONESIA	Compliant
Tin	CV United Smelting	INDONESIA	Compliant
Tin	EM Vinto	BOLIVIA	Compliant
Tin	Fenix Metals	POLAND	Compliant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Compliant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Others
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Others
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	Others
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Active
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	Others
Tin	China Tin Group Co., Ltd.	CHINA	Compliant
Tin	Malaysia Smelting Corporation (MSC)*	MALAYSIA	Compliant
Tin	Metallo-Chimique N.V.	BELGIUM	Compliant
Tin	Mineração Taboca S.A.	BRAZIL	Compliant
Tin	Minsur	PERU	Compliant
Tin	Operaciones Metalurgical S.A.	BOLIVIA	Compliant
Tin	PT Artha Cipta Langgeng	INDONESIA	Compliant
Tin	PT Babel Inti Perkasa	INDONESIA	Compliant
Tin	PT Bangka Tin Industry	INDONESIA	Compliant
Tin	PT Belitung Industri Sejahtera	INDONESIA	Compliant
Tin	PT Bukit Timah	INDONESIA	Compliant

Tin	PT DS Jaya Abadi	INDONESIA	Compliant
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Compliant
Tin	PT Mitra Stania Prima	INDONESIA	Compliant
Tin	PT Prima Timah Utama	INDONESIA	Compliant
Tin	PT Refined Bangka Tin	INDONESIA	Compliant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Compliant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Compliant
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Compliant
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Compliant
Tin	PT Tinindo Inter Nusa	INDONESIA	Compliant
Tin	Thaisarco*	THAILAND	Compliant
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Compliant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Active
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA	Compliant
Tin	Rui Da Hung	TAIWAN	Compliant
Tin	Soft Metais Ltda.	BRAZIL	Compliant
Tin	PT Karimun Mining	INDONESIA	Active
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Compliant
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Compliant
Tin	PT Justindo	INDONESIA	Compliant
Tin	PT Aries Kencana Sejahtera	INDONESIA	Compliant
Tin	PT BilliTin Makmur Lestari	INDONESIA	Compliant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	Active
Tin	PT Sumber Jaya Indah	INDONESIA	Compliant
Tin	Estanho de Rondônia S.A.	BRAZIL	Others
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Active
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Compliant
Tin	PT Panca Mega Persada	INDONESIA	Compliant
Tin	Melt Metais e Ligas S/A	BRAZIL	Compliant
Tin	Metallic Resources, Inc.	UNITED STATES	Compliant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Compliant
Tin	VQB Mineral and Trading Group JSC	VIETNAM	Compliant
Tin	PT Inti Stania Prima	INDONESIA	Compliant
Tin	CV Gita Pesona	INDONESIA	Compliant
Tin	Elmet S.L.U. (Metallo Group)	SPAIN	Compliant
Tin	PT Tommy Utama	INDONESIA	Compliant
Tin	PT Bangka Prima Tin	INDONESIA	Compliant
Tin	PT Wahana Perkit Jaya	INDONESIA	Compliant
Tin	CV Venus Inti Perkasa	INDONESIA	Compliant
Tin	PT Tirus Putra Mandiri	INDONESIA	Others
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Compliant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM	Active
Tin	PT Cipta Persada Mulia	INDONESIA	Compliant
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	Compliant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM	Active
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM	Active
Tin	Gejiu Jin Ye Mineral Co., Ltd.	CHINA	Active
Tin	PT Sukses Inti Makmur	INDONESIA	Compliant
Tin	An Thai Minerals Company Limited	VIETNAM	Active

Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Active
Tin	Chenzhou Yunxiang Mining Smelting Compang LTD	CHINA	Active
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Compliant
Tungsten	Kennametal Huntsville	UNITED STATES	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	Others
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Compliant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Compliant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Compliant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Wolfram Bergbau und Hütten AG*	AUSTRIA	Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	Others
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Compliant
Tungsten	H.C. Starck GmbH	GERMANY	Compliant
Tungsten	Kennametal Fallon	UNITED STATES	Active
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	CHINA	Compliant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	Compliant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Active
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA	Others
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Compliant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Compliant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM	Compliant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM	Compliant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Active
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Active
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM	Compliant
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION	Others
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Active
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	Others
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Others
Tungsten	Niagara Refining LLC	UNITED STATES	Compliant
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	Active
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Active
≡ Reported by the CFSI’s CFSP by May 03, 2016
Compliant - audited and found compliant with the relevant CFSP protocol
Active - engaged in the program but not yet compliant
Others - have not yet received compliant or active status

* SORs reported to source from DRC or an adjoining country

ANNEX II - Countries of Origin

The information in this Annex is an aggregation of data provided by the Halliburton’s suppliers and not a confirmation of conflict minerals contained in our products.

Angola	France	Portugal
Argentina	Germany	Republic of Congo
Australia	Guyana	Russia
Austria	Hungary	Rwanda
Belgium	India	Sierra Leone
Bolivia	Indonesia	Singapore
Brazil	Ireland	Slovakia
Burundi	Israel	South Africa
Cambodia	Japan	South Korea
Canada	Kazakhstan	Spain
Central African Republic	Kenya	Suriname
Chile	Laos	Switzerland
China	Luxembourg	Taiwan
Colombia	Madagascar	Tanzania
Côte D'Ivoire	Malaysia	Thailand
Czech Republic	Mongolia	Uganda
Djibouti	Mozambique	United Kingdom
Ecuador	Namibia	United States of America
Egypt	Netherlands	Vietnam
Estonia	Nigeria	Zambia
Ethiopia	Peru

ANNEX III - Independent Private Sector Audit

INDEPENDENT ACCOUNTANT’S REPORT

The Board of Directors
Halliburton Company
Houston, Texas

We have examined:

•
whether the design of Halliburton Company’s (the “Company”) due diligence framework as set forth in Section III of the Conflict Minerals Report for the reporting period from January 1, 2015 through December 31, 2015, is in conformity, in all material respects, with the criteria set forth in the Organisation for Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition 2013 (“OECD Due Diligence Guidance”), and

•
whether the Company’s description of the due diligence measures it performed, as set forth in section IV of the Conflict Minerals Report for the reporting period from January 1, 2015 through December 31, 2015, is consistent, in all material respects, with the due diligence process that the Company undertook.

Management is responsible for the design of the Company’s due diligence framework and the description of the Company’s due diligence measures set forth in the Conflict Minerals Report, and performance of the due diligence measures. Our responsibility is to express an opinion on the design of the Company’s due diligence framework and on the description of the due diligence measures the Company performed, based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and the standards applicable to attestation engagements contained in Government Auditing Standards, issued by the Comptroller General of the United States, and, accordingly, included examining, on a test basis, evidence about the design of the Company’s due diligence framework and the description of the due diligence measures the Company performed, and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

Our examination was not conducted for the purpose of evaluating:

•	The consistency of the due diligence measures that the Company performed with either the design of the Company’s due diligence framework or the OECD Due Diligence Guidance;

•	The completeness of the Company’s description of the due diligence measures performed;

•	The suitability of the design or operating effectiveness of the Company’s due diligence process;

•	Whether a third party can determine from the Conflict Minerals Report if the due diligence measures the Company performed are consistent with the OECD Due Diligence Guidance;

•	The Company’s reasonable country of origin inquiry (RCOI), including the suitability of the design of the RCOI, its operating effectiveness, or the results thereof; or

•	The Company’s conclusions about the source or chain of custody of its conflict minerals, those products subject to due diligence, or the DRC Conflict Free status of its products.

Accordingly, we do not express an opinion or any other form of assurance on the aforementioned matters or any other matters included in any section of the Conflict Minerals Report other than section II.

In our opinion,

•
the design of the Company’s due diligence framework for the reporting period from January 1, 2015 through December 31, 2015, as set forth in section III of the Conflict Minerals Report is in conformity, in all material respects, with the OECD Due Diligence Guidance, and

•
the Company’s description of the due diligence measures it performed as set forth in section IV of the Conflict Minerals Report for the reporting period from January 1, 2015 through December 31, 2015, is consistent, in all material respects, with the due diligence process that the Company undertook.

/s/ Crowe Horwath LLP
Dallas, Texas
May 24, 2016